UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 25, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01   Other Events.

Equity Offerings

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility” and, together with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”). On June 19, 2020, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, L.P., and certain funds and accounts managed or advised by Knighthead Capital Management, LLC filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated June 19, 2020 [Docket No. 8048] with the Bankruptcy Court (as may be further modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto, the “Plan”). On June 20, 2020, the Bankruptcy Court entered an order [Docket No. 8053] confirming the Plan, which incorporates the Bankruptcy Court’s prior order approving the Plan funding transactions and documents [Docket No. 7909].

On June 25, 2020, the Corporation priced (i) an offering of 423,372,629 shares of its common stock, no par value (the “Shares”), at a public offering price of $9.50 per share (the “Common Stock Offering”) and (ii) a concurrent offering of 14,545,455 of its equity units (the “Equity Units”), with each Equity Unit having a stated amount of $100.00 (the “Equity Units Offering” and, together with the Common Stock Offering, the “Equity Offerings”) for total net proceeds to the Corporation, after deducting the underwriting discounts and before estimated offering expenses payable by the Corporation, of $3,968 million and $1,186 million, respectively. Each Equity Unit will consist of (i) a prepaid forward stock purchase contract (each, a “Purchase Contract”) of the Company and (ii) a 1/48,000th undivided beneficial ownership interest in specified zero-coupon U.S. treasury securities maturing on a quarterly basis from, and including, August 15, 2020 through, and including, August 15, 2023. Each Purchase Contract will automatically settle on August 16, 2023 (subject to postponement in certain limited circumstances). The maximum settlement rate per Purchase Contract will be 10.5263 shares of common stock (which corresponds to a reference price of approximately $9.5000 per share of common stock), and the minimum settlement rate per Purchase Contract will be 8.5929 shares of common stock (which corresponds to a threshold appreciation price of approximately $11.6375 per share of common stock). The Corporation expects that the amount payable per Equity Unit per full quarter in respect of the relevant zero-coupon U.S. treasury strips will be equal to $1.3750, which represents an annual rate of return on the stated amount per Equity Unit of 5.50%. The U.S. treasury strips will be held by The Bank of New York Mellon Trust Company, N.A., as custodian and agent for the holders of Equity Units. The Corporation will not receive any proceeds from, or have any obligations with respect to, the U.S. treasury strips.

On June 25, 2020, in connection with the Common Stock Offering, the Corporation entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Common Stock Underwriters”), pursuant to which the Corporation agreed to issue and sell the Shares to the Common Stock Underwriters. In addition, on June 25, 2020, in connection with the Equity Units Offering, the Corporation entered into an underwriting agreement (the “Equity Units Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Equity Units Underwriters”), pursuant to which the Corporation agreed to issue and sell 14,545,455 Purchase Contracts to the Equity Underwriters in order for the Equity Units Underwriters to sell 14,545,455 Equity Units. For a complete description of the terms and conditions of the Underwriting Agreements, refer to the Common Stock Underwriting Agreement and the Equity Units Underwriting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

In connection with the Common Stock Offering and pursuant to the Common Stock Underwriting Agreement, the Corporation granted the Common Stock Underwriters a 30-day option to purchase up to an additional 42,337,263 shares of common stock. In addition, in connection with the Equity Units Offering and pursuant to the Equity Units Underwriting Agreement, the Corporation also granted the Equity Units Underwriters a 30-day option to purchase up to an additional 1,454,545 Purchase Contracts to be used by the Equity Units Underwriters to create up to an additional 1,454,545 Equity Units.

Subject to the satisfaction of customary closing conditions and the concurrent consummation of the transactions required to emerge from the Chapter 11 Cases (including obtaining all required funding), the Corporation expects the Equity Offerings to close on, and expects the effective date of the Plan (the “Effective Date”) to be, July 1, 2020.  The Corporation expects to use the net proceeds from the Equity Offerings, together with the net proceeds from certain other Plan financing transactions, to effectuate the transactions contemplated by the Plan in accordance with the terms and conditions contained in the Plan.

The Shares and the Equity Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), under the Registration Statement on Form S-3 (File No. 333-236629-01), which initially became effective on June 9, 2020. On June 19, 2020, the Corporation filed with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act, (i) a preliminary prospectus supplement, dated June 19, 2020, related to the Common Stock Offering and (ii) a preliminary prospectus supplement, dated June 19, 2020, related to the Equity Units Offering.

Utility Debt Refinancing and Reinstatement

On the Effective Date, the Utility Short-Term Senior Notes, the Utility Impaired Senior Notes and the Utility Funded Debt (except for $100 million of pollution control bonds (Series 2008F and 2010E), which are to be repaid in cash) will be refinanced and the Utility Reinstated Senior Notes will be reinstated and collateralized through the issuance of a corresponding series of first mortgage bonds of the Utility.  Capitalized terms used but not defined in this paragraph have the meanings given in the Plan.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Underwriting Agreement, dated June 25, 2020, among PG&E Corporation, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto, in respect of the Common Stock Offering

10.2
Underwriting Agreement, dated June 25, 2020, among PG&E Corporation, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto, in respect of the Equity Units Offering

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Corporation and the Utility, including but not limited to the Plan and related financings, including the Equity Offerings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the possibility that the conditions to emergence in the Plan will not be satisfied. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2019, their Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with the Corporation’s and the Utility’s Chapter 11 Cases. The Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

Non-Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: June 26, 2020	By:	/s/ JASON P. WELLS
		Name:	Jason P. Wells
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: June 26, 2020	By:	/s/ JANET C. LODUCA
		Name:	Janet C. Loduca
		Title:	Senior Vice President and General Counsel